As filed with the Securities and Exchange Commission on February 7, 2020

1940 Act File No. 811-23239

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[ X ]
Amendment No. 11	[ X ]
(Check appropriate box or boxes.)

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
(Exact Name of Registrant as Specified in Charter)
220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, including Area Code: (817) 391-6100

Gene L. Needles, Jr., President 220 East Las Colinas Boulevard Suite 1200 Irving, Texas 75039 (Name and Address of Agent for Service)	With copies to: Kathy K. Ingber, Esq. K&L Gates LLP 1601 K Street, NW Washington, D.C. 20006-1600

EXPLANATORY NOTE

This Amendment No. 11 (the “Amendment”) to the Registration Statement of American Beacon Institutional Funds Trust (the “Registrant”) on Form N-1A (File No. 811-23239) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement Amendment No. 9 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 28, 2019, under the 1940 Act (Accession No. 0001133228-19-000671) (“Registration Statement”), as pertaining to the Part A and the Part B of the Registration Statement.  The Part A and the Part B of the Registration Statement and the supplement to the Part A and the Part B of the Registration Statement, as filed in Amendment No. 10 to the Registration Statement on December 27, 2019 (Accession No. 0000898432-19-001526), are incorporated herein by reference.

The securities described in the Registration Statement are offered in a private placement that does not involve a "public offering" within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended ("1933 Act"), and Regulation D (including Rule 506(b)) thereunder, and have not been registered with or approved or disapproved by the Commission under the 1933 Act or any other regulatory authority of any jurisdiction, nor has the Commission passed upon the accuracy or adequacy of any part of the Registration Statement. Any representation to the contrary is a criminal offense.

The securities described in the Registration Statement are being offered for investment only to qualified plans, investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act, and that are also "qualified purchasers" as defined in Section 2(a)(51) of the 1940 Act.

Amendment to the Part A and the Part B of the Private Placement Memorandum

February 7, 2020

Dear Investor,

The purpose of this amendment is to update the Part A and Part B of the Private Placement Memorandum of American Beacon Diversified Fund (the “Fund”), a series of American Beacon Institutional Funds Trust (“Trust”), dated February 28, 2019.

1)
At a meeting held on February 4, 2020, shareholders of the Fund approved a new investment advisory agreement among American Beacon Advisors, Inc., WCM Investment Management, LLC (“WCM”) and the Trust, on behalf of the Fund (the “Agreement”).  Pursuant to the Agreement, WCM will be appointed as a sub-advisor for the Fund to manage the portion of the Fund’s assets that currently is managed by Templeton Investment Counsel, LLC (“Templeton”). On or about February 14, 2020 (“Effective Date”), concurrently with the appointment of WCM, Templeton will be terminated as a sub-advisor for the Fund. Effective as of the Effective Date, all references and information relating to Templeton  in Part A and Part B of the Private Placement Memorandum are removed.

Effective as of the Effective Date, the following changes are made to the Part A and Part B of the Private Placement Memorandum.
2)
On page 5 of Part A, under the heading “Management” in the “Fund Summary” section, the following is added after the bullet point that relates to Lazard Asset Management LLC within the sub-heading “Non-U.S. Equity Portfolio:”

■ WCM Investment Management, LLC

3)	On page 7 of Part A, under the heading “Portfolio Managers” in the “Fund Summary” section, the following is inserted after the information that relates to Lazard Asset Management LLC:

WCM Investment Management, LLC	Paul R. Black President, Co-CEO and Portfolio Manager Since 2020 Peter J. Hunkel Portfolio Manager and Business Analyst Since 2020	Michael B. Trigg Portfolio Manager and Business Analyst Since 2020 Kurt R. Winrich Chairman, Co-CEO and Portfolio Manager Since 2020

4)	On page 8 of Part A, in the “Additional Information About the Management of the Fund” section, the following is added after the bullet point that relates to Lazard Asset Management LLC:
■ WCM Investment Management, LLC

5)	On page 20 of Part A, in “The Sub-Advisors” section, the following is inserted after the information that relates to Lazard Asset Management LLC:
WCM Investment Management, LLC ("WCM")
WCM, located at 281 Brooks Street, Laguna Beach, California 92651, an investment adviser registered with the SEC, is focused on global equity investing in industry leading companies that possess growing competitive advantages; corporate cultures emphasizing strong, quality and experienced management; low or no debt; and attractive relative valuations. WCM is an independent asset manager controlled entirely by its employees. As of December 31, 2019, WCM had $49 billion in assets under management.
Paul R. Black is President, Co-CEO and Portfolio Manager. Mr. Black joined WCM in 1989 and has served as WCM's President, Co-CEO and Portfolio Manager since December 2004. Mr. Black is a member of WCM's Investment Strategy Group ("ISG") and his primary responsibilities include portfolio management and equity research.
Peter J. Hunkel is Portfolio Manager and Business Analyst. Mr. Hunkel has been a portfolio manager of the focused international growth strategy since December 2004. Mr. Hunkel is a member of the firm's ISG and his primary responsibilities include portfolio management and equity research. Prior to joining WCM, Mr. Hunkel served as Chief Operating Officer and Senior Portfolio Manager at Centurion Alliance from 2000 to 2007.
Michael B. Trigg is Portfolio Manager and Business Analyst. Mr. Trigg has served as a Portfolio Manager and Business Analyst for WCM since March 2006. Mr. Trigg is a member of the firm's ISG and his primary responsibilities include portfolio management and equity research.
Kurt R. Winrich, CFA, is Chairman, Co-CEO and Portfolio Manager. Mr. Winrich joined WCM in 1984 and has served as WCM's Chairman, Co-CEO and Portfolio

Manager since December 2004. Mr. Winrich is a member of the firm's ISG and his primary responsibilities include portfolio management and equity research.
6)	On page 23 of Part A, the second paragraph under the heading “Purchase Policies” in the “Purchase and Redemption of Shares” section is deleted and replaced with the following:
Fund shares may be purchased only in U.S. States and Territories in which they can be legally sold. Prospective investors should inquire as to whether Fund shares are available for offer and sale in their jurisdiction. The Fund reserves the right to refuse purchases if, in the judgment of the Fund, the transaction would adversely affect the Fund and its shareholders. The Fund has the right to reject any purchase order or cease offering any or all classes of shares at any time. The Fund reserves the right to require payment by wire. Checks to purchase shares are accepted subject to collection at full face value in U.S. funds and must be drawn in U.S. dollars on a U.S. bank. The Fund will not accept ‘‘starter’’ checks, credit card checks, money orders, cashier’s checks, or third-party checks.
7)	On page 23 of Part A, the second paragraph under the heading “Redemption Policies” in the “Purchase and Redemption of Shares” section is deleted and replaced with the following:
Wire proceeds from redemption requests received in good order by 4:00 p.m. Eastern Time or by the close of the NYSE (whichever comes first) on a Redemption Date generally will be transmitted to shareholders within one business day after the Redemption Date or as soon as practical thereafter. In any event, proceeds from a redemption request will typically be transmitted to a shareholder by no later than seven days after the receipt of a redemption request in good order. Delivery of proceeds from shares purchased by check, ACH, or pre-authorized automatic investment may be delayed until the funds have cleared, which may take up to ten days.
8)	On pages 23 to 24 of Part A, all references to a “STAMP 2000 Medallion signature guarantee” are deleted and replaced with references to a “Medallion signature guarantee.”
9)	On page 24 of Part A, the third paragraph under the “General Policies” section is deleted and replaced with the following:
An Automated Clearing House (“ACH”) privilege allows electronic transfer from a checking or savings account into a direct account with the Fund. The ACH privilege may be used for subsequent purchases, and for redemptions. Purchases of Fund shares by ACH are subject to a limit of $2,000 per day. The Fund reserves the right to waive such limit in its sole discretion.

ACH privileges must be requested on the account application, or may be established on an existing account by submitting a request in writing to the Fund.  Validated signatures from all shareholders of record for the account are required on the written request.   See details below regarding signature validations. Such privileges apply unless and until the Fund receives written instructions from all shareholders of record canceling such privileges. Changes of bank account information must also be made in writing with validated signatures.  The Fund reserves the right to amend, suspend or discontinue the ACH privilege at any time without prior notice. The ACH privilege does not apply to shares held in broker “street name” accounts or in other omnibus accounts.
When a signature validation is called for, a Medallion signature guarantee or Signature Validation Program (“SVP”) stamp may be required. A Medallion signature guarantee is intended to provide signature validation for transactions considered financial in nature, and an SVP stamp is intended to provide signature validation for transactions non-financial in nature. A Medallion signature guarantee or SVP stamp may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association or other financial institution which is participating in a Medallion program or SVP recognized by the Securities Transfer Association. The Fund may reject a Medallion signature guarantee or SVP stamp. Shareholders should call 800-658-5811 for additional details regarding the Fund’s signature guarantee requirements.
10)	On page 39 of Part B, in the “Investment Sub-Advisory Agreements” section, the following is inserted after the information that relates to Lazard Asset Management LLC:
WCM Investment Management, LLC ("WCM")

Controlling Person/Entity	Basis of Control	Nature of Controlling Person/Entity Business

Kurt Winrich	Minority Owner	Financial Services

Paul Black	Minority Owner	Financial Services

11)	On page 42 of Part B, in the “Portfolio Managers” section, the following is inserted after the information that relates to Lazard Asset Management LLC:

	Number of Other Accounts Managed and Assets by			Number of Accounts and Assets for which Advisory Fee is Performance-Based
Name of Investment Advisor and Portfolio Manager	Registered Investment Companies	Account Type Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
WCM Investment Management, LLC[1]
Paul R. Black	23($18.5 bil)	23($6.0 bil)	827($20.9 bil)	None	None	8($2.2 bil)
Peter J. Hunkel	23($18.5 bil)	23($6.0 bil)	827($20.9 bil)	None	None	8($2.2 bil)
Michael B. Trigg	23($18.5 bil)	23($6.0 bil)	827($20.9 bil)	None	None	8($2.2 bil)
Kurt R. Winrich	23($18.5 bil)	23($6.0 bil)	827($20.9 bil)	None	None	8($2.2 bil)
1 As of October 31, 2019.
12)	On page 44 of Part B, under the heading “Conflicts of Interest” in the “Portfolio Managers” section, the following is inserted after the information that relates to Lazard Asset Management LLC:
WCM Investment Management, LLC ("WCM") This information was provided by WCM as of October 31, 2019. The management of multiple funds and accounts may give rise to potential conflicts of interest if the funds and other accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his time and investment ideas across multiple funds and accounts. The firm seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment strategies that are used in connection with the management of the Fund. Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar portfolios, which may minimize the potential for conflicts of interest.
The separate management of the trade execution and valuation functions from the portfolio management process also helps to reduce potential conflicts of interest. However, securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund. Moreover, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity due to an allocation of that opportunity across all eligible funds and other accounts. The firm seeks to manage such potential conflicts by using procedures intended to provide a fair allocation of buy and sell opportunities among funds and other accounts.
The management of personal accounts by a portfolio manager may give rise to potential conflicts of interest. While WCM has adopted a code of ethics which we believe contains provisions reasonably necessary to prevent a wide range of prohibited activities by portfolio managers and others with respect to their personal trading activities, there can be no assurance that the code of ethics addresses all individual conduct that could result in conflicts of interest.
In addition, WCM has adopted certain compliance procedures that are designed to address these, and other, types of conflicts. However, there is no guarantee that such procedures will detect each and every situation where a conflict arises.

13)	On page 46 of Part B, under the heading “Compensation” in the “Portfolio Managers” section, the following is inserted after the information that relates to Lazard Asset Management LLC:
WCM This information was provided by WCM as of October 31, 2019. Compensation for WCM portfolio management personnel is determined by research team leaders in conjunction with WCM’s Leadership Team, and consists of 1) a salary with 2) a possible bonus, 3) a possible revenue-share, and 4) a possible equity component.

1.	Salary levels are based on the individual’s degree of industry tenure, experience, and responsibilities at the firm.

2.
The bonus component is discretionary, and is based on qualitative employee performance measures, such as our “return on time” evaluation, contribution to the portfolio team, management of their portfolios, and other responsibilities (e.g., personnel management) at the firm. Furthermore, the overall performance of WCM (e.g., total assets under management, company profitability) will also impact this compensation component.

3.	Portfolio managers may share in the revenue generated by the investment strategy for which they are responsible.

4.	Finally, portfolio managers may also receive compensation in the form of offers of equity ownership and the consequent distributions therefrom.

Portfolio managers are also eligible to participate in the company’s “401(k)” Employee Savings Plan, which includes an annual company contribution based on the profitability of the firm.
14)	On page 75 of Part B, in "Appendix B", the following is inserted after the information that relates to Lazard Asset Management LLC:
A.	Proxy Voting Procedures

WCM accepts responsibility for voting proxies whenever requested by a Client or as required by law. Each Client’s investment management agreement should specify whether WCM is to vote proxies relating to securities held for the Client’s account. If the agreement is silent as to the proxy voting and no instructions from the client are on file, WCM will assume responsibility of proxy voting.

Special Rule in the Case of ERISA Accounts.

Unless proxy voting responsibility has been expressly reserved and is being exercised by another “named fiduciary” for an ERISA plan Client, WCM, as the investment manager for the account, must vote all proxies relating to securities held for the plan’s account. Please refer to ERISA Accounts section below for further details.

In cases in which WCM has proxy voting authority for securities held by its advisory clients, WCM will ensure securities are voted for the exclusive benefit, and in the best economic interest, of those clients and their beneficiaries, subject to any restrictions or directions from a client. Such voting responsibilities will be exercised in a manner that is consistent with the general antifraud provisions of the Advisers Act, and the Proxy Voting rule, Rule 206(4)-6, as well as with WCM’s fiduciary duties under federal and state law to act in the best interests of its clients.

1.	Third Party Proxy Voting Service
In general, WCM believes that its clients’ best economic interest with regards to proxy voting is best served by engaging an independent firm that specializes in researching companies and their management for the purpose of increasing investor’s potential financial gain through voting proxies. WCM has therefore engaged and adopted the following proxy voting policies of Glass Lewis: U.S. Policy, International Policy and Investment Manager Policy. In the event of a special client request, WCM will also accommodate the following styles: Taft Hartley, Public Pension, ESG (environmental, social and government practice) and Management Supportive. In limited circumstances, however, WCM may choose to vote a proxy against the recommendation of Glass Lewis, if WCM believes such vote is in the best economic interest of its clients. In such cases, this decision will be made by the Investment Strategy Group (“ISG”) who will maintain documentation to support WCM’s decision.

The purpose of Glass Lewis’ proxy research and advice is to facilitate shareholder voting in favor of governance structures that will drive performance, create shareholder value and maintain a proper tone at the top. Because Glass Lewis is not in the business of providing consulting services to public companies, it can focus solely on the best interests of investors. Glass Lewis’ approach to corporate governance is to look at each company individually and determine what is in the best interests of the shareholders of each particular company.
Research on proxies covers more than just corporate governance – Glass Lewis analyzes accounting, executive compensation, compliance with regulation and law, risks and risk disclosure, litigation and other matters that reflect on the quality of board oversight and company transparency.

2.	Role of the Proxy Admin.
The Proxy Admin oversees and administers the firm’s proxy voting process. For each Client, the Proxy Admin initially determines whether:

•	WCM is vested with proxy voting responsibility or whether voting is reserved to the Client or delegated to another designee;
•	the Client has adopted a proxy voting policy that WCM is required to follow; and
•	the Client requires any periodic report of votes cast for its account or any comparative report of votes cast in relation to its proxy voting policy, if different from WCM’s.
Once a Client account is established and proxy voting responsibility is determined, the Proxy Admin is responsible for ensuring that proxy materials for each Account to be voted are received and voted in a timely manner. The Proxy Admin instructs registered owners of record (e.g. the Client, Trustee or Custodian) that receive proxy materials from the issuer or its information agent to send proxies electronically directly to ProxyEdge. WCM has engaged ProxyEdge, a third party service provider, to: (1) provide notification of impending votes; (2) vote proxies based on Glass Lewis and/or WCM recommendations; and (3) maintain records of such votes electronically. The PA, in conjunction with ProxyEdge, ensures that information is compiled and maintained for each Client for which WCM votes proxies, showing the issuer’s name, meeting date and manner in which votes were cast on each proposal. WCM shares client holdings and other relevant information with ProxyEdge to ensure that votes are cast and captured accurately, and relies on ProxyEdge to compile and maintain voting records electronically. Proxy materials received inadvertently for Client accounts over which WCM has no voting authority are forwarded on to Clients.

3.	Role of the Analyst and ISG
If a proposal requires case-by-case analysis, the Analyst brings a recommendation to the ISG for decision. The ISG is ultimately responsible for voting case-by-case proposals.
The ISG also has authority to override the recommendation of Glass Lewis when the ISG believes such vote is in the best economic interest of WCM’s clients. Documentation will be provided by the ISG and maintained by the Proxy Admin supporting the rationale for any vote cast against the recommendation of Glass Lewis and case-by case proposals.

4.	Certain Proxy Votes May Not Be Cast
In some cases, WCM may determine that it is in the best interests of our clients to abstain from voting certain proxies. WCM will abstain from voting in the event any of the following conditions are met with regard to a proxy proposal:

a.	Neither Glass Lewis’ recommendation nor specific client instructions cover an issue;
b.	In circumstances where, in WCM’s judgment, the costs of voting the proxy exceed the expected benefits to the Client.
In addition, WCM will only seek to vote proxies for securities on loan when such a vote is deemed to have a material impact on the account. Materiality is determined by the ISG.

Further, in accordance with local law or business practices, many foreign companies prevent the sales of shares that have been voted for a certain period beginning prior to the shareholder meeting and ending on the day following the meeting (“share blocking”). Depending on the country in which a company is domiciled, the blocking period may begin a stated number of days prior to the meeting (e.g., one, three or five days) or on a date established by the company. While practices vary, in many countries the block period can be continued for a longer period if the shareholder meeting is adjourned and postponed to a later date. Similarly, practices vary widely as to the ability of a shareholder to have the “block” restriction lifted early (e.g., in some countries shares generally can be “unblocked” up to two days prior to the meeting whereas in other countries the removal of the block appears to be discretionary with the issuer’s transfer agent). WCM believes that the disadvantage of being unable to sell the stock regardless of changing conditions generally outweighs the advantages of voting at the shareholder meeting for routine items. Accordingly, WCM generally will not vote those proxies subject to “share blocking.”

5.	Identifying and Dealing with Material Conflicts of Interest between WCM and Proxy Issuer
WCM may choose to vote a proxy against the recommendation of Glass Lewis, if WCM believes such vote is in the best economic interest of its clients. Such a decision will be made and documented by the ISG. Because WCM retains this authority, it creates a potential conflict of interest between WCM and the proxy issuer. As a result, WCM may not overrule Glass Lewis’ recommendation with respect to a proxy unless the following steps are taken by the CCO:

a.
The CCO must determine whether WCM has a conflict of interest with respect to the issuer that is the subject of the proxy. The CCO will use the following standards to identify issuers with which WCM may have a conflict of interest.

1)
Significant Business Relationships – The CCO will determine whether WCM may have a significant business relationship with the issuer, such as, for example, where WCM manages a pension plan. For this purpose, a “significant business relationship” is one that: (i) represents 1% or

$1,000,000 of WCM’s revenues for the fiscal year, whichever is less, or is reasonably expected to represent this amount for the current fiscal year; or
(ii) may not directly involve revenue to WCM but is otherwise determined by the CCO to be significant to WCM.

2)
Significant Personal/Family Relationships – the CCO will determine whether any supervised persons who are involved in the proxy voting process may have a significant personal/family relationship with the issuer. For this purpose, a “significant personal/family relationship” is one that would be reasonably likely to influence how WCM votes proxies. To identify any such relationships, the CCO shall obtain information about any significant personal/family relationship between any employee of WCM who is involved in the proxy voting process (e.g., ISG members) and senior supervised persons of issuers for which WCM may vote proxies.

b.	If the CCO determines that WCM has a conflict of interest with respect to the issuer, the CCO shall determine whether the conflict is “material” to any specific proposal included within the proxy. If not, then WCM can vote the proxy as determined by the ISG. The CCO shall determine whether a proposal is material as follows:

1)
Routine Proxy Proposals – Proxy proposals that are “routine” shall be presumed not to involve a material conflict of interest for WCM, unless the ISG has actual knowledge that a routine proposal should be treated as material. For this purpose, “routine” proposals would typically include matters such as the selection of an accountant, uncontested election of directors, meeting formalities, and approval of an annual report/financial statements.

2)
Non-Routine Proxy Proposals – Proxy proposals that are “non-routine” shall be presumed to involve a material conflict of interest for WCM, unless the CCO determines that WCM’s conflict is unrelated to the proposal in question (see 3. below). For this purpose, “non-routine” proposals would typically include any contested matter, including a contested election of directors, a merger or sale of substantial assets, a change in the articles of incorporation that materially affects the rights of shareholders, and compensation matters for management (e.g., stock option plans, retirement plans, profit sharing or other special remuneration plans).

3)
Determining that a Non-Routine Proposal is Not Material– As discussed above, although non-routine proposals are presumed to involve a material conflict of interest, the CCO may determine on a case-by-case basis that particular non-routine proposals do not involve a material conflict of interest. To make this determination, the CCO must conclude that a proposal is not directly related to WCM’s conflict with the issuer or that it otherwise would not be considered important by a reasonable investor. The CCO shall record in writing the basis for any such determination.

c.	For any proposal where the CCO determines that WCM has a material conflict of interest, WCM may vote a proxy regarding that proposal in any of the following manners:
1)
Obtain Client Consent or Direction– If the CCO approves the proposal to overrule the recommendation of Glass Lewis, WCM shall fully disclose to each client holding the security at issue the nature of the conflict, and obtain the client’s consent to how WCM will vote on the proposal (or otherwise obtain instructions from the client as to how the proxy on the proposal should be voted).

2)	Use Glass Lewis’ Recommendation – Vote in accordance with Glass Lewis’ recommendation.

d.
For any proposal where the CCO determines that WCM does not have a material conflict of interest, the ISG may overrule Glass Lewis’ recommendation if the ISG reasonably determines that doing so is in the best interests of WCM’s clients. If the ISG decides to overrule Glass Lewis’ recommendation, the ISG will maintain documentation to support their decision.

6.	Dealing with Material Conflicts of Interest between a Client and Glass Lewis or Proxy Issuer
In the event that WCM is notified by a client regarding a conflict of interest between them and Glass Lewis or the proxy issuer, The CCO will evaluate the circumstances and either

a.	elevate the decision to the ISG who will make a determination as to what would be in the Client’s best interest;
b.	if practical, seek a waiver from the Client of the conflict; or
c.	if agreed upon in writing with the Clients, forward the proxies to affected Clients allowing them to vote their own proxies.
7.	Maintenance of Proxy Voting Records
As required by Rule 204-2 under the Advisers Act, as amended, WCM will maintain or procure the maintenance of the following records relating to proxy voting for a period of at least five years:

a.	a copy of these Proxy Policies, as they may be amended from time to time;
b.	copies of proxy statements received regarding Client securities, unless these materials are available electronically through the SEC’s EDGAR system;
c.	a record of each proxy vote cast on behalf of its Clients;
d.	a copy of any internal documents created by WCM that were material to making the decision how to vote proxies on behalf of its Clients; and
e.	each written Client request for information on how WCM voted proxies on behalf of the Client and each written response by WCM to oral or written Client requests for this information.
As permitted by Rule 204-2(c), electronic proxy statements and the record of each vote cast on behalf of each Client account will be maintained by ProxyEdge. WCM shall obtain and maintain an undertaking from ProxyEdge to provide it with copies of proxy voting records and other documents relating to its Clients’ votes promptly upon request. WCM and ProxyEdge may rely on the SEC’s EDGAR system to keep records of certain proxy statements if the proxy statements are maintained by issuers on that system (e.g., large U.S.- based issuers).

8.	Disclosure
WCM will provide all Clients a summary of these Proxy Policies, either directly or by delivery to the Client of a copy of its Form ADV, Part 2A containing such a summary, and information on how to obtain a copy of the full text of these Proxy Policies and a record of how WCM has voted the Client’s proxies. Upon receipt of a Client’s request for more information, WCM will provide to the Client a copy of these Proxy Policies and/or in accordance with the Client’s stated requirements, how the Client’s proxies were voted during the period requested. Such periodic reports will not be made available to third parties absent the express written request of the Client. However, to the extent that WCM serves as a sub- adviser to another adviser to a Client, WCM will be deemed to be authorized to provide proxy voting records on such Client accounts to such other adviser.

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PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH YOUR
PRIVATE PLACEMENT MEMORANDUM FOR FUTURE REFERENCE.

PART C. OTHER INFORMATION

Item 28.	Exhibits
(a)	(1)	Certificate of Trust, dated January 11, 2017, is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, filed on March 17, 2017 (“Initial Registration Statement”)
	(2)
Amended and Restated Declaration of Trust, dated August 20, 2019, is incorporated by reference to Amendment No. 10 to the Initial Registration Statement, filed on December 27, 2019 (“Amendment No. 10”)

(b)		Amended and Restated Bylaws, effective as of August 20, 2019, is incorporated by reference to Amendment No. 10
(c)		Not applicable
(d)	(1)	Management Agreement between American Beacon Institutional Funds Trust and American Beacon Advisors, Inc., dated February 28, 2017, is incorporated by reference to the Initial Registration Statement
	(2)(A)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Barrow, Hanley, Mewhinney & Strauss, LLC, dated March 21, 2017, is incorporated by reference to Amendment No. 1 to the Initial Registration Statement, filed on April 12, 2017 (“Amendment No. 1”)

	(2)(B)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Brandywine Global Investment Management, LLC, dated March 15, 2017, is incorporated by reference to Amendment No. 1

	(2)(C)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc., and Hotchkis and Wiley Capital Management LLC, dated March 21, 2017, is incorporated by reference to Amendment No. 1

	(2)(D)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Lazard Asset Management LLC, dated March 21, 2017, is incorporated by reference to Amendment No. 1

	(2)(E)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Aristotle Capital Management, LLC, dated  March 21, 2017, is incorporated by reference to Amendment No. 1

	(2)(F)	Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and WCM Investment Management, LLC – (to be filed by amendment)
(e)		Not applicable
(f)		Not applicable
(g)	(1)	Custodian Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 24, 2017, is incorporated by reference to Amendment No. 1

(2)
Class Action Filing Services Amendment to Custodian Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 24, 2017, is incorporated by reference to Amendment No. 1

(h)	(1)(a)	Transfer Agency and Service Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 22, 2017, is incorporated by reference to Amendment No. 1
(1)(b)
Amendment to and Assignment of Transfer Agency and Service Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated November 29, 2017, is incorporated by reference to Amendment No. 9 to the Initial Registration Statement, filed February 28, 2019 (“Amendment No. 9”)

(1)(c)
Amendment to Transfer Agency and Service Agreement between American Beacon Institutional Funds Trust and DST Asset Manager Solutions, Inc., dated November 16, 2018, is incorporated by reference to Amendment No. 10

(1)(d)
Amendment to Transfer Agency and Service Agreement between American Beacon Institutional Funds Trust and DST Asset Manager Solutions, Inc., dated February 26, 2019, is incorporated by reference to Amendment No. 10

(2)
Securities Lending Authorization Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated February 16, 2017, is incorporated by reference to the Initial Registration Statement

(i)		Not applicable
(j)		Not applicable
(k)		Not applicable
(l)		Not applicable
(m)		Not applicable
(n)		Not applicable
(p)	(1)
Code of Ethics of American Beacon Advisors, Inc., American Beacon Funds, American Beacon Institutional Funds Trust, American Beacon Select Funds, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund, and Resolute Investment Distributors, Inc., dated August 30, 2019, is incorporated by reference to Amendment No. 10

	(2)	Code of Ethics of Aristotle Capital Management, LLC, dated July 31, 2018, is incorporated by reference to Amendment No. 9
(3)
Code of Ethics of Barrow, Hanley, Mewhinney & Strauss, LLC, dated December 31, 2017, is incorporated by reference to Amendment No. 6 to the Initial Registration Statement, filed on February 28, 2018 (“Amendment No. 6”)

	(4)	Code of Ethics of Hotchkis and Wiley Capital Management, LLC, dated August 2017, is incorporated by reference to Amendment No. 6
	(5)	Code of Ethics and Personal Investment Policy of Lazard Asset Management LLC, dated September 2018, is incorporated by reference to Amendment No. 9

(6)	Code of Ethics of WCM Investment Management, LLC, dated January 1, 2019 – (filed herewith)
Other Exhibit

Powers of Attorney for Trustees of American Beacon Funds, American Beacon Select Funds and American Beacon Institutional Funds Trust dated March 6, 2019, is incorporated by reference to Amendment No. 10

Item 29.   Persons Controlled by or under Common Control with Registrant

None.

Item 30.   Indemnification

Article VII of the Amended and Restated Declaration of Trust of the Trust provides that:

Section 7.2          Limitation of Liability. No person who is or has been a Trustee or officer of the Trust shall be liable to the Trust, or a Series or a Shareholder for any action or failure to act or for any other reason except solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office of Trustee or officer, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any other person, including any officer, agent, employee, independent contractor or consultant, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may rely upon advice of legal counsel or other experts and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) the Trustees shall be entitled to rely upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or agent of the Trust, or by any other Person, as to matters reasonably believed to be within such Person’s professional or expert competence.  The appointment, designation or identification of a Trustee as an expert on any topic or in any area (including an audit committee financial expert), or any other special appointment, designation or identification of a Trustee, shall not impose on that Trustee any standard of care or liability that is greater than that imposed on him as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.
All Persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust or any applicable Series that such Person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.
Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any Series or the Trustees or officers by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon.  At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking or any Series made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Delaware Secretary of State and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate.  The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.
Section 7.5          Indemnification.

(a)	Subject to the exceptions and limitations contained in subsection (b) below;
(i)
every person who is, or has been, a Trustee or an officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law, including the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder,  against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii)
Subject to the provisions of this Section 7.5, each Covered Person shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or, as applicable, any Series, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or, as applicable, any Series, by any Trustee or any of its officers, employees, or a service provider selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust or, as applicable, any Series.

(iii)
as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b)
To the extent required under the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, but only to such extent, no indemnification shall be provided hereunder to a Covered Person;

(i)
who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii)
in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office:  (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither

Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c)
The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Covered Person and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)
To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e)
To the maximum extent permitted by applicable law, including Section 17(h) of the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 7.5, shall be paid by the Trust or the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or a Series, as applicable, if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission.  The advancement of any expenses pursuant to this Section 7.5(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f)
Any repeal or modification of this Article VII or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g)
Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 7.5 and any advancement of expenses that any Covered Person is entitled to be paid under Section 7.5(e) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article VII; provided that (a) any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable; and (b) the Trustees may determine that any such liability, expense or obligation should not be allocated to one or more Series (and Classes), and such Series or Classes shall not be liable therefor as provided under Section 3.6(a) and (b).

Section 7.6          Further Indemnification.  Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person.  Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 8.3 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VII unless otherwise required under applicable law.

Numbered Paragraph 10 of the Management Agreement provides that:

10. Limitation of Liability of the Manager.  The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  Any person, even though also an officer, partner, employee, or agent of the Manager, who may be or become an officer, Board member, employee or agent of the Trust shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee, or agent or one under the control or direction of the Manager even though paid by it. The U.S. federal and state securities laws impose liabilities on persons who act in good faith, and, therefore, nothing in this Agreement is intended to limit the obligations of the Manager under such laws.  This Paragraph 10 does not in any manner preempt any separate written indemnification commitments made by the Manager with respect to any matters encompassed by this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Aristotle Capital Management, LLC provides that:

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement, provided however, the Adviser agrees to indemnify and hold harmless, the Manager, any affiliated person within the meaning of Section 2(a)(3) of the Investment Company Act, and each person, if any, who, within the meaning of Section 15 of the Securities Act, controls the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the securities laws, any other federal or state law, at common law or otherwise, arising out of the Adviser’s responsibilities to the Trust which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Adviser’s obligations and/or duties under this Agreement by the Adviser or by any of its directors, officers, employees, agents, or any affiliate acting on behalf of the Adviser.  The indemnification in this Section shall survive the termination of this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Barrow, Hanley, Mewhinney & Strauss, LLC provides that:

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement except with respect to claims which occur due to any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 11 of the Investment Advisory Agreement with Brandywine Global Investment Management, LLC provides that:

11. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement except with respect to claims which occur due to any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Hotchkis and Wiley Capital Management, LLC provides that:

9. Liability of Adviser. No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 8 of the Investment Advisory Agreement with Lazard Asset Management LLC provides that:

8. Liability of Adviser. No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with WCM Investment Management, LLC provides that:

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement, provided however, the Adviser agrees to indemnify and hold harmless, the Manager, any affiliated person within the meaning of Section 2(a)(3) of the Investment Company Act, and each person, if any, who, within the meaning of Section 15 of the Securities Act, controls the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the securities laws, any other federal or state law, at common law or otherwise, arising out of the Adviser’s responsibilities to the Trust which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Adviser’s obligations and/or duties under this Agreement by the Adviser or by any of its directors, officers, employees, agents, or any affiliate acting on behalf of the Adviser.  The indemnification in this Section shall survive the termination of this Agreement.

Supplemental Limited Indemnification from the Manager

ABA shall indemnify and hold harmless Indemnitee, in his or her individual capacity, from and against any cost, asserted claim, liability or expense, including reasonable legal fees (collectively, “Liability”) based upon or arising out of (i) any duty of ABA under the Management  Agreement (including ABA’s failure or omission to perform such duty), and (ii) any liability or claim against Indemnitee arising pursuant to Section 11 of the Securities Act of 1933, as amended, Rule 10b-5 under the Securities Exchange Act of 1934, as amended, and any similar or related federal, state or common law statutes, rules or interpretations. ABA’s indemnification obligations under this Letter Agreement shall be limited to civil and administrative claims or proceedings.
Item 31.

I.	Business and Other Connections of Investment Manager

American Beacon Advisors, Inc. (the “Manager”) offers investment management and administrative services to the Registrant.  It acts in the same capacity to other investment companies, including those listed below.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of American Beacon Advisors, Inc. is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with American Beacon Advisors, Inc.	Other Substantial Business and Connections
Rosemary K. Behan; Vice President, Secretary and General Counsel
Vice President, Secretary and Chief Legal Officer , American Beacon Funds Complex; Secretary, Resolute Investment Holdings LLC; Secretary, Resolute Topco, Inc.; Secretary, Resolute Acquisition, Inc.; Vice President, Secretary and General Counsel, Resolute Investment Managers, Inc.; Secretary, Resolute Investment Distributors, Inc.; Vice President, Secretary and General Counsel, Resolute Investment Services; Secretary, American Private Equity Management, L.L.C.; Secretary and General Counsel, Alpha Quant Advisors, LLC; Vice President and Secretary, Continuous Capital, LLC; Secretary, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Secretary, American Beacon Cayman Transformational Innovation Company, Ltd.; Secretary, American Beacon Delaware Transformational Innovation Corporation; Secretary, American Beacon Cayman TargetRisk Company, Ltd.; Secretary, Green Harvest Asset

Management
Christopher L. Collins; Director
Director and Vice President, Resolute Investment Holdings, LLC; Director and Vice President, Resolute Topco, Inc; Director and Vice President, Resolute Acquisition, Inc.; Director and Vice President, Resolute Investment Managers, Inc.; Director, Resolute Investment Services, Inc.; Manager, American Private Equity Management, L.L.C.

Stephen C. Dutton; Director
Director and Vice President, Resolute Investment Holdings, LLC; Director and Vice President, Resolute Topco, Inc; Director and Vice President, Resolute Acquisition, Inc.; Director and Vice President, Resolute Investment Managers, Inc.; Director, Resolute Investment Services, Inc.; Manager, American Private Equity Management, L.L.C.

Melinda G. Heika; Treasurer and Chief Financial Officer
Treasurer and Chief Accounting Officer, American Beacon Funds Complex; Treasurer, Resolute Investment Holdings, LLC; Treasurer, Resolute Topco, Inc.; Treasurer, Resolute Acquisition, Inc.; Treasurer and CFO, Resolute Investment Managers, Inc.; Treasurer and CFO, Resolute Investment Services, Inc.; Treasurer, American Private Equity Management, L.L.C.; Treasurer and CFO, Alpha Quant Advisors, LLC; Treasurer and Chief Financial Officer, Continuous Capital, LLC; Director and Treasurer, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Treasurer, American Beacon Cayman Transformational Innovation, Ltd.; Treasurer, American Beacon Delaware Transformational Innovation Corporation; Treasurer, American Beacon Cayman TargetRisk Company, Ltd.; Treasurer, Green Harvest Asset Management

Takashi B. Moriuchi; Director
Director, Resolute Investment Holdings, LLC; Director, Resolute Topco, Inc; Director, Resolute Acquisition, Inc.; Director, Resolute Investment Managers, Inc.; Director, Resolute Investment Services, Inc.; Manager, American Private Equity Management, L.L.C.

Gene L. Needles, Jr.; Director, Chairman and Chief Executive Officer
President, American Beacon Funds Complex; Director, CEO and Chairman, President (2015-2018), Resolute Investment Holdings, LLC; Director, Chairman and CEO, President (2015-2018), Resolute Topco, Inc.; Director, Chairman and CEO, President (2015-2018), Resolute Acquisition, Inc.; Director, Chairman and CEO, President (2015-2018), Resolute Investment Managers, Inc.; Director, Chairman, President and CEO, Resolute Investment Distributors, Inc.; Director, Chairman, President and CEO, Resolute Investment Services, Inc.; Manager, President and CEO, American Private Equity Management, LLC; Director, Chairman, President and CEO, Alpha Quant Advisors, LLC; Director, ARK Investment Management LLC; Director, Shapiro Capital Management LLC; Director, Chairman and CEO, Continuous Capital, LLC; Trustee, American Beacon NextShares Trust; President, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Director and President, American Beacon Cayman Transformational Innovation Company, Ltd.; President, American Beacon Delaware Transformational Innovation Corporation; President, American Beacon Cayman TargetRisk Company, Ltd.; Director, RSW Investment Holdings LLC; Manager, SSI Investment Management LLC; Director, Green Harvest Asset Management

Jeffrey K. Ringdahl; Director, President and Chief Operating Officer
Vice President, American Beacon Funds Complex; Director and President, Senior Vice President (2015-2018), Resolute Investment Holdings, LLC; Director and President, Senior Vice President (2015-2018), Resolute Topco, Inc.; Director and President, Senior Vice President (2015-2018), Resolute Acquisition, Inc.; Director, President and COO, Senior Vice President (2015-2018), Resolute Investment Managers, Inc.; Director and Executive Vice President, Resolute Investment Distributors, Inc.; Director,

President and COO, Executive Vice President (2015-2018), Resolute Investment Services, Inc.; Manager and Senior Vice President, American Private Equity Management, LLC; Director, Executive Vice President and Chief Operating Officer, Alpha Quant Advisors, LLC; Director, Shapiro Capital Management, LLC; Director, Executive Vice President and Chief Operating Officer, Continuous Capital, LLC; Trustee, American Beacon NextShares Trust; Director and Vice President, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Director and Vice President, American Beacon Cayman Transformational Innovation Company, Ltd.; Vice President, American Beacon Delaware Transformational Innovation Corporation; Vice President, American Beacon Cayman TargetRisk Company, Ltd.; Director, RSW Investment Holdings LLC; Manager, SSI Investment Management LLC

The principal address of each of the entities referenced above, other than ARK Investment Management LLC, Green Harvest Asset Management, RSW Investment Holdings LLC, Shapiro Capital Management LLC and SSI Investment Management LLC, is 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.  The principal address of ARK Investment Management LLC is 155 West 19th Street, Fifth Floor, New York, New York 10011.  The Principal address of Green Harvest Asset Management is 110 Brewery Lane, Suite 501, Portsmouth, New Hampshire 03801. The principal address of RSW Investment Holdings LLC is 47 Maple Street, Suite 304, Summit, New Jersey 07901. The principal address of Shapiro Capital Management LLC is 3060 Peachtree Road NW #1555, Atlanta, Georgia 30305. The principal address of SSI Investment Management LLC is 9440 Santa Monica Blvd, 8th Floor, Beverly Hills, California 90210.

The principal address of the Manager, the American Beacon Institutional Funds Trust, American Private Equity Management, L.L.C., Resolute Investment Holdings, LLC, and Lighthouse Holdings Parent, Inc. is 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.

II.          Business and Other Connections of Investment Advisers

The investment advisers listed below provide investment advisory services to the Trust.

American Beacon Advisors, Inc., 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.

Aristotle Capital Management, LLP (“Aristotle”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund.  The principal address of

Aristotle is 11100 Santa Monica Boulevard, Suite 1700, Los Angeles, CA 90025.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Aristotle is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Aristotle	Other Substantial Business and Connections
Gary Lisenbee Co-CEO and Co-Chief Investment Officer	Senior Partner – Aristotle Credit Partners, LLC Senior Partner – Aristotle Capital Boston, LLC Senior Partner – Aristotle Atlantic Partners, LLC
Richard Schweitzer Chief Financial Officer
Senior Partner – Aristotle Credit Partners, LLC
Senior Partner – Aristotle Capital Boston, LLC
Senior Partner – Aristotle Atlantic Partners, LLC
Chief Operating Officer & Chief Financial Officer – MetWest Ventures, LLC
Chief Operating Officer & Chief Financial Officer – MetWest Realty Advisors, LLC
Chief Operating Officer & Chief Financial Officer – MetWest Properties, LLC

Michelle Gosom Chief Compliance Officer	Chief Compliance Officer – Aristotle Capital Boston, LLC; Chief Compliance Officer – Aristotle Atlantic Partners, LLC

Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon Balanced Fund, American Beacon Large Cap Value Fund, American Beacon Mid-Cap Value Fund and American Beacon Small Cap Value Fund, which are series of American Beacon Funds.  The principal business address of Barrow is 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Barrow is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Barrow	Other Substantial Business and Connections
James P. Barrow; President, Founding Director	None
J. Ray Nixon; Executive Director, Member Board of Managers	None

Cory L. Martin; Executive Director, Member Board of Managers	None
Patricia B. Andrews; Managing Director, Chief Compliance and Risk Officer	None
J. Scott McDonald; Managing Director and Co-Head of Fixed Income	None
Mark C. Luchsinger; Managing Director and Co-Head of Fixed Income	None
Aidan J. Riordan; Member Board of Managers	BrightSphere Investment Group plc, Executive
Meghan K. Driscoll, Member Board of Managers	BrightSphere Investment Group plc, Executive

Brandywine Global Investment Management, LLC (“Brandywine”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund and American Beacon Small Cap Value Fund, which is a series of American Beacon Funds.  The principal address of Brandywine is 1735 Market Street, Suite 1800, Philadelphia, PA 19103.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Brandywine is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Brandywine	Other Substantial Business and Connections
David F. Hoffman; Senior Managing Director	None
Mark P. Glassman; Chief Administrative Officer	None
Patrick S. Kaser; Managing Director	None
Paul R. Lesutis; Senior Managing Director	None
Henry F. Otto; Senior Managing Director	None
Stephen S. Smith; Senior Managing Director	None
Adam B. Spector; Managing Director	None
Steven M. Tonkovich; Senior Managing Director	None
Christopher D. Marzullo; General Counsel & Chief Compliance Officer	None
John Kenney; Elected Manager	None
Patty Lattin; Elected Manager	None
Jeffrey Masom; Elected Manager	None
Ursula Schliessler; Elected Manager	None

Hotchkis and Wiley Capital Management, LLC (“Hotchkis”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon Balanced Fund, American Beacon Large Cap Value Fund, and American Beacon Small Cap Value Fund, which are series of American Beacon Funds.  The principal address of Hotchkis is 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017-5439.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Hotchkis is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Hotchkis	Other Substantial Business and Connections
George H. Davis; Chief Executive Officer and Executive Committee Member	Trustee of the Hotchkis & Wiley Funds and Director of Hotchkis & Wiley Ltd.
James E. Menvielle; Chief Financial Officer	Vice President and Treasurer of the Hotchkis & Wiley Funds
Anna Marie S. Lopez; Chief Operating Officer	President of the Hotchkis & Wiley Funds and Director of Hotchkis & Wiley Ltd.
Tina H. Kodama; Chief Compliance Officer	Vice President and Chief Compliance Officer of the Hotchkis & Wiley Funds
Scott McBride; President and Executive Committee Member	None
C. Nigel Hurst-Brown; Executive Committee Member	Chief Executive and Director of Hotchkis and Wiley Ltd., Non-executive director of Borders and Southern Petroleum PLC and Deputy Chairman of Central Asia Metals PLC
Douglas H. Martin; Executive Committee Member	Senior Managing Director of Stephens Inc. and Board of Director of Conns, Inc.

Lazard Asset Management, LLC (“Lazard”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon International Equity Fund, which is a series of American Beacon Funds.  The principal address of Lazard is 30 Rockefeller Plaza, 55th Floor, New York, NY 10112.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Lazard is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Lazard	Other Substantial Business and Connections
Ashish Bhutani; Director, CEO	Vice Chairman, Lazard Ltd.
William Rosenberg; Global Head of Operations & Finance – Lazard Asset Management	None
Nathan A. Paul; Chief Business Officer	None
Mark R. Anderson; General Counsel, Chief Compliance Officer	Chief Compliance Officer of the Lazard Mutual Funds and Lazard Asset Management Securities, LLC
Kenneth M. Jacobs; Director	None
Alexander F. Stern; Director	None
Andrew Lacey; Deputy Chairman	None
John Reinsberg; Deputy Chairman	None
Robert P. DeConcini; Chairman	None
Andreas Huebner; Senior Managing Director	None

WCM Investment Management LLC (“WCM”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund.  The principal address for WCM is 281 Brooks Street, Laguna Beach, California 92651. Information as to the Officers and Directors of WCM is included in its Form ADV, as filed with the Securities and Exchange Commission (CRD number 104702), and is incorporated herein by reference.

Information as to the officers and directors of each of the above investment advisers may also be included in that adviser's current Form ADV filed with the SEC and is incorporated by reference herein.

Item 32.          Principal Underwriter

Not applicable.

Item 33.          Location of Accounts and Records

The books and other documents required by Section 31(a) under the Investment Company Act of 1940 are maintained in the physical possession of 1) the Trust's custodian and fund accounting agent at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110; 2) the Manager at American Beacon Advisors, Inc., 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039; 3) the Trust’s transfer agent, DST Asset Manager Solutions, Inc., 330 West 9th St., Kansas City, Missouri 64105; 4) Mastercraft, 3021 Wichita Court, Fort Worth, Texas 76140; or 5) the Trust's investment advisers at the addresses listed in Item 31 above.

Item 34.          Management Services

Not applicable.

Item 35.          Undertakings

Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 11 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and the State of Texas, on February 7, 2020.

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

EXHIBIT INDEX

Type:	Description:
99.(p)(6)	Code of Ethics of WCM Investment Management, LLC, dated January 1, 2019